Pacific Rim Geological Consulting, Inc.
P.O. Box 81906, Fairbanks, Alaska, USA 99708
Phone (907) 458-8951 Fax (907) 458-8511 Email: Bundtzen@mosquitonet.com

Consent of Author

To:  British Columbia Securities Commission
        Manitoba Securities Commission
        U.S. Securities & Exchange Commission

And: Silverado Gold Mines, Ltd.

RE: Consent of Author

I, Thomas K. Bundtzen, do hereby consent to the public filing of the NI 43-101 Technical Report Entitled: Update on Lode Mineral Resources and Reserve Estimates, Antimony-Gold Deposits, Nolan Creek, Wiseman B-1 Quadrangle, Koyukuk Mining District, Alaska, July 9th ,2011 (The Technical Report) and to extract from, or a summary of, the Technical Report, with any stock company, and other regulatory authority and any publications by Silverado for regulatory purposes, including electronic publication in the public company files on Silverado’s website accessible by the public.

Dated this day of December 12th , 2011

/s/ Thomas K. Bundtzen
Thomas K. Bundtzen, P. Geo, CPG 10912; Alaska Registered Geologist #652